UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/14/2012

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On November 14, 2012, Tessera Technologies, Inc. (the "Company") announced that its wholly-owned subsidiary, DigitalOptics Corporation ("DOC"), will focus its efforts on its core MEMS camera module business. In connection with this effort, DOC will reduce its workforce, cease operations at its facility in Tel Aviv, Israel, and pursue a possible sale of, or other strategic alternative for, its facility in Charlotte, North Carolina.
In connection with these actions, the Company expects to incur total charges of approximately $4 million to $5 million in the fourth quarter of 2012 and $1 million to $2 million in the first quarter of 2013, not including any tax-related charges or potential charges associated with the disposition of the Charlotte facility.
A copy of the Company's press release announcing these actions is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: November 14, 2012	By:	/s/ C. RICHARD NEELY, JR.
C. Richard Neely, Jr.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated November 14, 2012